STATE OF FLORIDA

                         [SEAL]

                    DEPARTMENT OF STATE


June 3, 1997


I certify the attached is a true and correct copy of the Articles of Incorporation of FUTURE PROJECTS II CORP., a Florida corporation, filed on June 3, 1997, as shown by the records of this office.

The document number of this corporation is P97000048725.


                               Given under my hand and the
                            Great Seal of the State of Florida
                           at Tallahassee, the Capitol, this the
                                Third day of June, 1997

[SEAL]                          /s/Sandra B. Mortham
                                  Sandra B. Mortham
                                  Secretary of State

                                                            FILED
                                                      97 JUN-3  PM 12:43
                                                      SECRETARY OF STATE
                                                      TALLAHASSEE, FLORIDA

                     ARTICLES OF INCORPORATION
                                OF
                      FUTURE PROJECTS II CORP.

The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of Incorporation:

                            ARTICLE I
                          CORPORATE NAME

The name of the Corporation is FUTURE PROJECTS II CORP.

                            ARTICLE II
                             PURPOSE

The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                            ARTICLE III
                        PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

                            ARTICLE IV
                              SHARES

The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                            ARTICLE V
                        PLACE OF BUSINESS

The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                            ARTICLE VI
                      DIRECTORS AND OFFICERS

The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.


        Exhibit 3(i)(a) - Pg. 1


The number of persons constituting the initial Board of Directors shall be
1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

        Eric P. Littman                    PresidentlSecrteary/Director
	1428 Brickell Avenue
	8th Floor
        Miami, FL 33131


                            ARTICLE VII
                   DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                            ARTICLE VIII
                        AMENDMENT OF BYLAWS

Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                            ARTICLE IX
                           SHAREHOLDERS

9.1. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.


        Exhibit 3(i)(a) - Pg. 2


                            ARTICLE X
      LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                            ARTICLE Xl
                            SUBSCRIBER

The name and address of the person signing these Articles of Incorporation as subscriber is:

       Eric P. Littman
       8th Floor
       1428 Brickell Avenue
       Miami, FL 33131


                            ARTICLE XII
                             CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.


                            ARTICLE XIII
                           RESIDENT AGENT

The name and address of the initial resident agent of this corporation is:



        Exhibit 3(i)(a) - Pg. 3


     Eric P. Littman
     1428 Brickell Avenue
     8th Floor
     Miami, FL 33131


IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on June 1, 1997.



                                       /s/Eric P. Littman
                                       -----------------------------
                                       Eric P. Littman, Subscriber


Subscribed and Sworn on June 1, 1997

Before me:


/s/Isabel Cantera
-----------------------------
Isabel Cantera, Notary Public

My Commission Expires:




        Exhibit 3(i)(a) - Pg. 4


              CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
           DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
           NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


Having been named to accept service of process for FUTURE PROJECTS II CORP. at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).




                                                  /s/Eric P. Littman
                                                  --------------------------
                                                  Eric P. Littman



                                                            FILED
                                                      97 JUN-3  PM 12:43
                                                      SECRETARY OF STATE
                                                     TALLAHASSEE, FLORIDA





        Exhibit 3(i)(a) - Pg. 5




                       ARTICLES OF AMENDMENT TO
                       FUTURE PROJECTS II CORP.

     THE UNDERSIGNED, being the sole director and president of Future Project II Corp., does hereby amend its Articles of Incorporation as follows:

                             ARTICLE I
                               NAME

     1.     The name of this corporation shall be Grand Entertainment & Music
            Inc.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on February 24, 2000 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on February 24, 2000.



/s/Eric P. Littman
--------------------------------------------
Eric P. Littman, President and Sole Director


     The foregoing instrument was acknowledged before me on February 24, 2000 by Jennifer Barrueta, who is personally known to me.



                                             /s/
                                             -------------------------------
My commission expires:

   [NOTARY SEAL]



                                                            FILED
                                                      00 MAR-7  PM 1:26
                                                      SECRETARY OF STATE
                                                     TALLAHASEE, FLORIDA



        Exhibit 3(i)(a) - Pg. 6